Exhibit 3.6

BY-LAWS
US AIRWAYS, INC.
March 1, 2002
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ARTICLE I
OFFICES

     The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, Delaware. The Corporation may have offices within and without the State of Delaware.

ARTICLE II
MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meetings. The annual meeting of stockholders for the election of Directors shall be held on the fourth Wednesday in May, or if that be a legal holiday, on the next succeeding day not a legal holiday, at nine- thirty o'clock in the morning, or in any year at such other date and time as may be designated by the Board of Directors, at which meeting the stockholders shall elect by ballot, by plurality vote, a Board of Directors and may transact such other business as may come before the meeting.
     Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman or President, and shall be called by the President or Secretary on the request, in writing, or by vote, of a majority of Directors, or at the request, in writing, of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

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     Section 3. Location of Meetings. All meetings of the stockholders for any purpose may be held, within or without the State of Delaware, at such time and place as shall be stated in the notice of the meeting or a duly executed waiver of notice.
     Section 4. List of Stockholders. The Secretary shall cause to be prepared a complete list of stockholders entitled to vote at any meeting, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for at least ten days prior to the meeting either at a place within the city where the meeting is to be held (which place shall be specified in the notice of meeting) or at the place where the meeting is to be held. The list shall also be open for inspection by stockholders during the time and at the place of the meeting.
     Section 5. Voting. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him but no proxy shall be voted on or after three years from its date, unless it provides for a longer period. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for voting stockholders as hereinafter provided.
     Section 6. Notice to Stockholders. Notice of all meetings shall be mailed by the Secretary to each stockholder of record entitled to vote, at his or her last known post office address, not less than ten nor more than sixty days prior to any annual or special meeting.

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     Section 7. Quorum. The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

ARTICLE III
DIRECTORS

     Section 1. Number. The property and business of the Corporation shall be managed and controlled by its Board of Directors, consisting of twelve members. Directors need not be stockholders.
     Section 2. Election, Term, Vacancies. The Directors shall hold office until the next annual election and until their successors are elected and qualified. They shall be elected by the stockholders, except that if there be a vacancy in the Board by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the remaining Directors, though less than a quorum, by a majority vote.
     Section 3. Powers of Directors. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by- laws directed or required to be exercised or done by the stockholders.
     Section 4. Directors Emeriti. For the purpose of conserving, for the benefit of the Corporation, the knowledge, experience and good will generated by a long period of service in formulating and implementing the basic policies of the Corporation or corporations merged into the

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corporation, the Board of Directors shall have the power in its discretion to appoint one or more Directors Emeriti. Any person who has served for a period of not less than ten years on the Board of Directors of the Corporation or of any predecessor or affiliate of the Corporation, may be appointed a Director Emeritus by the Board of Directors for an annual term and shall be eligible for reappointment annually at the discretion of the Board. The Chairman in his discretion may also appoint any person who served on the Board of Directors of the Corporation or of any predecessor or affiliate of the Corporation, a Director Emeritus subject to the approval and consent of the Board of Directors. The duties of a Director Emeritus shall consist of being available to the Chairman and President of the Corporation for consultation and advice on any matters pertaining to the Corporation which the Chairman or President may refer to him from time to time. Directors Emeriti shall be notified of and be invited to attend the annual meeting of the Board of Directors and such other meetings as determined by the Chairman or President of the Corporation and be entitled to be heard at such meetings on matters pending before the Board of Directors. They shall not be members of the Board nor be entitled to vote as such nor be counted as constituting part of a quorum.
     Section 5. Compensation. Directors, members of committees and Directors Emeriti shall receive such compensation as the Board shall from time to time prescribe.

ARTICLE IV
MEETINGS OF DIRECTORS

     Section 1. Annual Meeting. After each annual election of Directors, the newly elected Directors may meet for the purpose of organization, the election of Officers, and the transaction of

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other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the Directors. The place and time of such meeting may also be fixed by written consent of the Directors.
     Section 2. Regular Meetings. Bi-monthly meetings of the Board of Directors shall be held in January, March, May, July, September and November in each year, on the date and at a time and place designated from time to time by the Board of Directors. The Secretary shall forward to each Director, at least five days before any such meeting, a notice of the time and place of the meeting.
     Section 3. Special Meetings. Special meetings of the Directors may be called by the Chairman or President on two days' notice in writing, or on one day's notice by telegraph to each Director, and shall be called by the President in like manner on the written request of two or more Directors.
     Section 4. Location. Meetings of the Directors may be held within or without the State of Delaware at such place as is indicated in the notice of waiver of notice thereof.
     Section 5. Quorum. A majority of the Directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

ARTICLE V
COMMITTEES

     Section 1. Creation. The Board of Directors may, by resolution or resolutions passed by a majority of the Board, designate one or more committees each to consist of three or more Directors

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of the Corporation. Each such Committee shall have and may exercise such powers and duties as shall be delegated to it by the Board of Directors except that no such Committee shall have power to (a) elect Directors; (b) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors relating to such Committee; (c) declare any dividend or make any other distribution to the stockholders of the Corporation; (d) appoint any member of such Committee; or (e) take any other action which may lawfully be taken only by the Board.
     Section 2. Committee Procedure. Each such Committee established by the Board shall meet at stated times or on notice to all members by any member of such Committee. Each such Committee shall establish its own rules of procedure. Each such Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

ARTICLE VI
INDEMNIFICATION

     The Corporation shall indemnify its Directors, Officers and employees, and shall have the power to indemnify its other agents, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide on June 29, 1989). Expenses (including attorneys' fees) incurred by an Officer, Director or employee in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall to the fullest extent permitted by law be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon

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receipt of an undertaking by or on behalf of such Director, Officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereunder. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE VII
OFFICERS

     Section 1. General. The Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other Officers as may from time to time be chosen by the Board of Directors. The Chief Executive Officer shall be empowered to appoint and remove from office, at his discretion, Assistant Vice Presidents and Assistant Secretaries. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-laws otherwise provide.
     Section 2. Term. The Officers of the Corporation shall hold office until their successors are chosen and qualified. Any Officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any Officer other than an assistant officer becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

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     Section 3. Chairman of the Board. A Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the stockholders and Directors and shall perform such other duties as may be prescribed by the Board of Directors.
     Section 4. Chief Executive Officer. The Chief Executive Officer shall have responsibility for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
     Section 5. President. The President shall be the Chief Operating Officer of the Corporation. The President shall have such responsibilities and authority as determined by the Chief Executive Officer of the Corporation.
     Section 6. Vice President. The Vice President or Vice Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.
     Section 7. Secretary. The Secretary shall perform all the duties commonly incident to his office, and keep accurate minutes of all meetings of the stockholders, the Board of Directors and the Committees of the Board of Directors, recording all the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and Directors and perform such other duties as the Board of Directors shall designate.
     Section 8. Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of disbursements and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as

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may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board or President, taking proper vouchers for such disbursements, and shall render to the President and Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as the Board of Directors may from time to time prescribe.
     Section 9. Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. He shall cause to be prepared, compiled and filed such reports, statements, statistics and other data as may be required by law or prescribed by the President and shall perform such other duties as may be prescribed by the Board of Directors.

ARTICLE VIII
STOCK

     Section 1. Certificates. Certificates of stock of the Corporation shall be signed by, or in the name of, the Corporation by the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares of the holder thereof. The Board of Directors may appoint a transfer agent, and a registrar of transfers, which may be the same agency, and may require all certificates to bear the signatures of such transfer agent and such registrar of transfers, or as the Board of Directors may otherwise direct. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be

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facsimiles engraved or printed. The certificates shall bear the seal of the Corporation or shall bear a facsimile of such seal engraved or printed.
     In case any Officer or Officers who have signed, or whose facsimile signature or signatures have been used on, any certificate or certificates of stock, has ceased to be an Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon, had not ceased to be such Officer or Officers of the Corporation.
     Section 2. Lost Certificates. If a certificate of stock is lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim. A certificate may be issued without requiring bond when, in the judgment of the Directors, it is proper to do so.
     Section 3. Transfers. All transfers of stock of the Corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation.
     Section 4. Fixing Record Date. The Board of Directors may fix in advance a record date in order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the

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purpose of any other lawful action. The record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders nor more than sixty days prior to any other action.
     Section 5. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

ARTICLE IX
GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall begin the first day of January and end on the 31st day of December of each year.
     Section 2. Dividends. Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.
     Section 3. Checks. All checks, drafts or orders for the payment of money shall be signed by the Treasurer or by such other Officer, Officers, employee or employees as the Board of Directors may from time to time designate.

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     Section 4. Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Incorporated Delaware."

ARTICLE X
AMENDMENT OF BY-LAWS

     Subject to the provisions of any resolution of Directors creating any series of preferred stock, the Board of Directors shall have the power from time to time to make, alter or repeal by-laws, but any by-laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting of stockholders, or at any special meeting provided that the notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.

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